ARCH THERAPEUTICS, INC.

Executive EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of June 26, 2013 (the “Effective Date”), by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and Alan T. Barber (“Executive”). The parties hereby agree as follows:

1.                  Duties.

(a)               Position. Executive shall serve as the Company’s Chief Financial Officer and shall have the duties and responsibilities incident to such position and such other duties as may be determined by the Company’s Chief Executive Officer, including without limitation overseeing activities of the Company’s controller, if any, and other members of the finance team; interacting with the Company’s third-party accountants, as designated by the Company’s Board of Directors or any committee thereof; and assisting the Chief Executive Officer and others with respect to financial transactions as needed. Executive shall perform faithfully, cooperatively and diligently all of his job duties and responsibilities to the business of the Company, its subsidiaries as directed, and other assignments as directed by the Chief Executive Officer. Executive will report to the Chief Executive Officer. The Company and Executive hereby acknowledge and agree that Executive shall serve as a part-time employee. Executive recognizes, understands and agrees that he may be required during certain periods to devote more time, attention and effort to his position than other periods. The Company and Executive will review from time to time as needed the number of Executive’s projected weekly workdays for potential adjustment in order to meet the Company’s and Executive’s needs.

(b)               Best Efforts. Executive will expend his best efforts on behalf of the Company in connection with his employment and will abide by all of the Company’s applicable employment policies and decisions made by Board of Directors, as well as all applicable federal, state and local laws, regulations or ordinances.

(c)                Start Date. Executive agrees that he will commence employment with the Company on June 26, 2013 (the “Start Date”).

(d)               Other Activities. Executive will not, during the term of this Agreement, engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that interferes with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company.

(e)                No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

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2.                  Compensation.

(a)               Annual Base Salary. As compensation for Executive’s performance of his duties hereunder, the Company shall pay to Executive an initial base annual salary of eighty-three thousand six hundred dollars ($83,600), starting on the Start Date (the “Annual Base Salary”), payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.

(b)               Annual Bonus. Executive shall not be eligible for an annual cash bonus.

(c)                Periodic Review of Base Salary. Executive’s Annual Base Salary will be reviewed by the Company from time to time as appropriate, depending on, among other things at the Company’s and the Board of Director’s discretion, the amount of time Executive is required to devote to the performance of his duties hereunder.

3.                  Benefits.

(a)               Health and Welfare Benefit Plans. Executive shall be eligible for the same health, dental and vision and other benefits provided by the Company on the same or substantially similar terms as those provided to other similarly situated employees of the Company.

(b)               Customary Benefits. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly situated employees, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

(c)                Business Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

4.                  At-Will Employment; Termination of Employment.

(a)               At-Will Termination by Company. Executive’s employment with the Company shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

(b)               Severance. Executive is not eligible for severance or other payments upon any termination of his employment. In the event of any termination of Executive’s employment by the Company, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.

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(c)                By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

(d)               By Disability. If Executive becomes eligible for the Company’s long-term disability benefits, if any, or if Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

(e)                At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all. In the event of any termination of Executive’s employment by the Executive hereunder, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.

(f)                Termination Obligations

(i)                 Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

(ii)               Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

(g)               Exclusive Remedy. Executive covenants not to assert or pursue any remedies, at law or in equity, with respect to any termination of employment.

5.                  Inventions and Proprietary Information; Prohibition on Third Party Information

(a)               Proprietary Information Agreement. Executive shall sign and be bound by the terms of the Company’s Employee Proprietary Information and Inventions Assignment Agreement (the “Proprietary Information Agreement”).

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(b)               Non-Disclosure of Third Party Information. Executive represents, warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including without limitation any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

6.                  General Provisions.

(a)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives and successors, including any successor of the Company by reason of any dissolution, merger, consolidation, sale of assets or other reorganization of the Company.

(b)               Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege; and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(c)                Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(d)               Headings. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

(e)                Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of New York, without giving effect to its conflict of law rules. Except for actions for injunctive or other equitable relief, which may be brought in any court of competent jurisdiction, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Commonwealth of Massachusetts or in state court in the Commonwealth of Massachusetts, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

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(f)                Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties.

(g)               Survival. Sections 4, 5 and 6 of this Agreement (including the terms and provisions of the Proprietary Information Agreement as set forth therein) shall survive Executive’s employment by Company.

(h)               Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (with written confirmation of receipt); or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service or by United States first class registered or certified mail, return receipt requested, to the principal address of the other party set forth below, or to such other address as either party shall have furnished to the other in writing in accordance herewith.

If to Executive:

Alan T. Barber

134 Alcott Road

Concord, MA 01742

If to the Company:

Arch Therapeutics, Inc.

Attn: Terrence Norchi

PO Box 748

Natick, MA 01760

(i)                 Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company or any of the Company’s affiliates and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement and any agreement relating to any stock option or other equity award that may be granted to Executive). Without limiting the generality of the foregoing, this Agreement shall supersede and replace in its entirety any agreements or other relationships relating to Executive’s former employment or consulting relationship with any subsidiary or other affiliate of the Company. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Except as otherwise expressly provided herein, any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT IN FULL, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

EXECUTIVE

/s/ Alan T. Barber
Alan T. Barber

ARCH THERAPEUTICSS, INC.

By:	/s/ Terrence W. Norchi
Name: Terrence W. Norchi
Title: President and CEO

[Signature Page to Executive Employment Agreement]

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